Exhibit 32.1

Aquentium, Inc.

CERTIFICATION OF PERIODIC REPORT

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

18 U.S.C. Section 1350

The undersigned executive officer of Aquentium, Inc. certifies pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 that:

a.

the quarterly report on Form 10-Q of Aquentium, Inc. for the quarter ended December 31, 2008, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

b.

the information contained in the Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of Aquentium, Inc.

c.

Date: February 13, 2009	/s/ Mark T. Taggatz Mark T. Taggatz Chief Executive Officer Principal Financial Officer